Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 16, 2020, with respect to the consolidated statements of Hibbett, Inc. (formerly Hibbett Sports, Inc.), incorporated herein by reference.

/s/ KPMG LLP
Birmingham, Alabama
June 6, 2022